Exhibit 10.1

                               RESEARCH AGREEMENT
                                November 27, 2012

This Research Agreement (the "Agreement") is made

AMONG:

          GLOBAL STEVIA CORP. a Nevada corporation, with its principal offices at No 47, Alley 86, Chua Ha Street, Cau Giay District, Hanoi city, Vietnam.

          ("GLOBAL STEVIA")

AND:

          PLANT RESOURCE CENTER, a Vietnamese governmental agency with offices at An Khanh, Hoai Duc, Hanoi.

          (the "PLANT CENTER")

WHEREAS:

     A. The Plant Center carries on the business of engaging in research and development of agriculture techniques and plant varieties; and

     B. Global Stevia is desirous to entrust the Plant Center to research cultivation and strains of stevia plants.

NOW IT IS HEREBY AGREED AS FOLLOWS:

                                1. INTERPRETATION

1.1  DEFINITIONS

In this Agreement, unless the context otherwise requires:

     a) "Business Day" means a day, other than a Saturday or Sunday, on which banks are open for ordinary banking business in Vietnam.

     b) "Parties" means, collectively, the Plant Center and Global Stevia, and the term "Party" shall refer to either of them as the context may require.
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     c)   "Stevia Seedlings" means suitable stevia planting materials (ie:
          cutting/roots).

     d)   "US$" means the United States dollar.

In this Agreement where the context admits:

     a)   "subsidiary" shall mean a subsidiary of Global Stevia;

     b) references to, or to any provision of, any treaty, statute, directive, regulation, decision, order, instrument, by-law, or any other law of, or having effect in, any jurisdiction ("Laws") shall be construed also as references to all other Laws made under the Law referred to, and to all such Laws as for the time being amended, re-enacted (with or without amendment), consolidated or replaced or as their application is modified by other Laws from time to time;

     c) references to clauses and schedules are references to the clauses of and schedules to this Agreement and references to this Agreement include the schedules and the Agreed Form documents;

     d) references to the singular shall include the plural and vice versa and references to the masculine, the feminine and the neuter shall include each other such gender;

     e) "person" includes any individual, partnership, body corporate, corporation or aggregate, state or agency of a state, and any unincorporated association or organization, in each case whether or not having separate legal personality; and

     f)   "company" includes any body corporate.

1.2  HEADINGS

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.3  SCHEDULES

Each of the schedules shall have effect as if set out herein.

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                           2. RESEARCH AND DEVELOPMENT

2.1 During the term of this Agreement, the Plant Center shall ensure that all research and development activity requested by Global Stevia is undertaken at the Plant Center's facilities. The Plant Center shall complete all research and development activities by December 12, 2013 and deliver a completed report, intellectual property and plant seedlings to Global Stevia by December 25, 2013.

2.2 Global Stevia shall cooperate with the Plant Center and provide its research and development criteria along with this Agreement on Schedule A. Schedule A shall also specify the funding anticipated being required for the research and development plan.

2.3 Global Stevia shall provide the funding as well as plant varieties for all research and development to be undertaken under this Agreement and specified in Schedule A.

2.4 The Plant Center shall maintain the genetic resources of Global Stevia within its propagation facilities and ensure their security.

2.5 All plant varieties and genetic information generated by the Plant Center in the process of meeting its obligations pursuant to this Agreement shall remain the property of Global Stevia.

                               3. CONFIDENTIALITY

3.1  Subject to the provisions of clauses 3.2 and 3.3, each party:

     a) shall treat as strictly confidential and use solely for the purposes contemplated by this Agreement all information, whether technical or commercial, obtained or received by it as a result of entering into or performing its obligations under this Agreement and relating to the negotiations relating to, or the provisions or subject matter of, this Agreement or any other party to it ("Confidential Information");

     b) shall not, except with the prior written consent of the party from whom the Confidential Information was obtained publish or otherwise disclose to any person any Confidential Information except for the purposes contemplated by this Agreement; and

     c) where any of the Confidential Information is also privileged, the waiver of such privilege is limited to the purposes of this agreement and does not and is not intended to result in any wider waiver of the privilege and each party shall take all reasonable steps to protect the privilege of the other party in its respective Confidential Information and shall advice the other party promptly in writing if any step is taken by any other person to obtain any privileged Confidential Information of the other party.

3.2 Each party may disclose Confidential Information which would otherwise be subject to clause 3.1 if, and only to the extent that it can demonstrate that:

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     a)   such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it, wherever situated, and whether or not the requirement has the force of law;

     b) the Confidential Information was lawfully in its possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from the other party;

     c) the Confidential Information has come into the public domain other than through its fault or the fault of any person to whom the Confidential Information has been disclosed in accordance with clause 3.1;

provided that any such disclosure shall not be made without prior consultation with the party from whom the Confidential Information was obtained.

3.3 Each party may for the purposes contemplated by this Agreement disclose Confidential Information to the following persons or any of them, [provided that a written confidentiality undertaking in a form equivalent to clause 3.1 has been obtained from such person:

     a) its professional advisers, auditors, bankers and insurers, acting as such; and

     b)   its directors, officers, senior employees and sub-contractors.

3.4 The restrictions contained in this clause shall survive the termination of this Agreement and shall continue for two years from the date of termination.

                                  4. WARRANTIES

The Plant Center hereby separately represents warrants and undertakes for itself to and with Global Stevia and its successors in title as follows:

     a) Plant Center has full legal right, power and authority to execute, deliver and perform their obligations under this Agreement; and

     b) There is no provision of any existing contract, agreement or instrument binding Plant Center which has been or would be contravened by the execution and delivery of this Agreement or by the performance or observance by Plant Center of any of the terms hereof.

Global Stevia hereby separately represents warrants and undertakes for itself to and with Plant Center and its successors in title as follows:

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     a)   Global Stevia has full legal right, power and authority to execute, deliver and perform their obligations under this Agreement; and

     b) There is no provision of any existing contract, agreement or instrument binding Global Stevia which has been or would be contravened by the execution and delivery of this Agreement or by the performance or observance by Global Stevia of any of the terms hereof.

                             5. TERM AND TERMINATION

5.1 This Agreement shall come into force on the Effective Date and, subject to earlier termination pursuant to clauses 9.4, 5.2, 5.3 or 5.4 below, shall continue in force until December 12, 2013 ("Term") and thereafter may be renewed on its anniversary each year for an additional period of one (1) year by written consent of both parties ("Extended Term").

5.2 Either party may terminate this Agreement forthwith by giving written notice to the other in any of the following events:

     a) if the other party commits any material breach of any of the terms and conditions of this Agreement and fails to remedy that breach (if capable of remedy) within one month after notice from the other party requiring it to be remedied and giving full particulars of the breach; or

     b) if the other party has a winding up petition presented against it or enters into liquidation whether compulsory or voluntary (except for the purposes of bona fide reconstruction or amalgamation with the prior approval of the other party), or compounds with or makes any arrangement with its creditors or makes a general assignment for the benefit of its creditors, or if it has a receiver, manager,

     c) administrative receiver or administrator appointed over the whole or substantially the whole of its undertaking or assets, or if it has an administration petition presented or administration application made against it or a notice of intention to appoint an administrator has been given to any person or if it ceases or threatens to cease to carry on its business, or makes any material change in its business, or if it suffers any analogous process under any foreign law.

5.3 Upon termination in accordance with this clause 5 or clause 9.4:

     a) the rights and obligations of the parties under this Agreement shall terminate and be of no future effect, except that clauses 1, 3 and 8 shall remain in full force and effect;

     b) any rights or obligations to which any of the parties to this Agreement may be entitled or be subject before such termination shall remain in full force and effect;

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     c)   termination shall not affect or prejudice any right to damages or other remedy which the terminating party may have in respect of the event which gave rise to the termination or any other right to damages or other remedy which any party may have in respect of any breach of this Agreement which existed at or before the date of termination.

                           6. LIMITATION OF LIABILITY

6.1 The provisions of this clause 9 set out the entire financial liability of Plant Center (including any liability for the acts or omissions of its employees, agents and subcontractors) to Global Stevia in respect of:

     a)   any breach of this Agreement; and

     b) any representation, statement or tortious act or omission including negligence arising under or in connection with this Agreement;

     c) Product liability, product safety only as it pertains to any specific act of negligence traceable to Plant Center;

     d) voluntary or involuntary recall of the products only as it pertains to any specific act of negligence traceable to Plant Center;

6.2 All warranties, conditions and other terms implied by statute or common law are to the fullest extent permitted by law, excluded from the terms of this Agreement.

                    7. PROVISIONS RELATING TO THIS AGREEMENT

7.1 Either party may at any time, with the prior written consent of the other party, (such consent not to be unreasonably withheld or delayed) assign all or any part of its rights and benefits under this Agreement provided that no consent shall be required for such an assignment to any Affiliate of either party so long as the assignment does not result in a change to the conditions of the agreement in any way.

It is understood that Global Stevia may enter into one or more Service Agreements with companies ("Service Company") to administer specific activities and/or represent Global Stevia for specific activities within Vietnam. When such appointments are made, Global Stevia shall inform Plant Center and Plant Center shall respect the appointed authority of the Service Company.

7.2 Plant Center shall be entitled to carry out its obligations under this Agreement through any agents or sub-contractors appointed by it in its absolute discretion for that purpose subject to the written consent of Global Stevia.

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7.3 This Agreement, together with any documents referred to in it constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter, and can be amended only by written agreement amongst the Parties.

The Parties acknowledge that they have not been induced to enter into this Agreement by any representation or warranty other than those contained in this Agreement and, having negotiated and freely entered into this Agreement, agree that they shall have no remedy in respect of any other such representation or warranty except in the case of fraud. The Parties acknowledge that their legal advisers have explained to them the effect of this clause.

No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

7.4 The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

No failure to exercise nor any delay in exercising by any party to this Agreement of any right, power, privilege or remedy under this Agreement shall impair or operate as a waiver thereof in whole or in part.

No single or partial exercise of any right, power privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, powers, privilege or remedy.

7.5 Subject to any express provisions to the contrary each party to this Agreement shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this Agreement.

7.6 If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

7.7 This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

7.8 Any notice (which term shall in this clause include any other communication) required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language.

Any such notice may be:

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     a)   personally delivered, in which case it shall be deemed to have given upon delivery at the relevant address if it is delivered not later than 17.00 hours on a Business Day, or, if it is delivered later than
          17.00 hours on a Business Day or at any time on a day which is not a Business Day, at 09.00 hours on the next Business Day; or

     b) if within USA, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

     c) if from or to any place outside USA, sent by pre-paid airmail, or by air courier in which case it shall be deemed to have been given seven Business Days after the date of posting in the case of airmail or two Business Days after delivery to the courier, in the case of air courier;

     d) sent by facsimile, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by facsimile after 17.00 hours on any Business Day or at any time on a day which is not a Business Day shall be deemed to have been given at
          09.00 on the next Business Day; or

     e) sent by electronic mail, in which case, it shall be deemed to be given when received but subject to the same provisions regarding receipt after 17.00 hours as apply to notices sent by facsimile;

Any party to this Agreement may notify the other party of any change to the address or any of the other details, provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

7.9 Nothing in this Agreement shall constitute, or be deemed to constitute a partnership between the parties, nor except as expressly provided, shall it constitute, or be deemed to constitute, any party as the agent of any other party for any purpose.

Subject to any express provisions to the contrary in this Agreement, neither Party shall have the right or authority to and shall not do any act, enter into any contract, make any representation, give any warranty, incur any liability, assume any obligation, whether express or implied, of any kind on behalf of the other Party or bind the other Party in any way.

                             8. LAW AND JURISDICTION

8.1 This Agreement shall be governed by, and construed in accordance with, Vietnamese law.

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8.2 Plant Center shall comply strictly with all applicable requirements relating to occupational safety and health legislation or similar laws in the country of operations in which the product is produced, and the relevant rules and regulations thereunder. In addition, Plant Center shall strive to incorporate higher international standards where applicable and appropriate and not in conflict with local rules and regulations.

8.3 In relation to any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings"), each of the parties irrevocably submits to courts of Vietnam. All taxes and duties/fees applied inside of Socialist Republic of Vietnam and the income tax of Plant Center in Vietnam in accordance to the Vietnam laws shall be entirely at Plant Center charge.

Global Stevia shall be responsible for all the import taxes and other duties (if any) assessed by the country of import for the imported goods under this agreement in accordance to the laws of the country of import.

                                9. FORCE MAJUERE

9.1 Neither party shall be deemed to be in breach of this Agreement or otherwise liable to the other as a result of any delay or failure in the performance of its obligations under this Agreement if and to the extent that such delay or failure is caused by force majeure (as defined in clause 9.2) and the time for performance of the relevant obligation(s) shall be extended accordingly.

9.2 For the purpose of this clause, "force majeure" means any circumstances not within the reasonable control of the party concerned including, without limitation:

     a) any strike, lockout or other industrial action, or any shortage of or difficulty in obtaining labor, fuel, raw materials or components; any destruction, permanent breakdown, malfunction or damage of or to any premises, plant, equipment (including computer systems) or materials;

     b) any action taken by a governmental or public authority of any kind, including, without limitation, not granting a consent, exemption, approval or clearance or imposing an embargo, export or import restriction, rationing, quota or other restriction or prohibition;

     c) any civil commotion or disorder, riot, invasion, war, threat of or preparation for war;

     d) any accident, fire, or explosion, (other than in each case, one caused by a breach of contract by or assistance of the party concerned) storm, flood, earthquake, subsidence, epidemic or other natural physical disaster.

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9.3 A party whose performance of its obligations under this Agreement is delayed or prevented by force majeure:

     a) shall immediately notify the other party of the nature, extent, effect and likely duration of the circumstances constituting the force majeure;

     b) shall use all reasonable endeavors to minimize the effect of the force majeure on its performance of its obligations under this Agreement including the making of any alternative arrangements for resuming the performance of its obligations which may be practicable without incurring material additional expense; and

     c) shall, subject to clause 9.4, immediately after the cessation of the force majeure, notify the other party thereof and resume full performance of its obligations under this Agreement.

9.4 If any force majeure delays or prevents the performance of the obligations of either party for a continuous period in excess of six months, the party not so affected shall then be entitled to give notice to the affected party to terminate this Agreement, specifying the date (which shall not be less than 30 Business Days after the date on which the notice is given) on which termination will take effect. Such a termination notice shall be irrevocable, except with the consent of both parties, and upon termination the provisions of clause 8.4 shall apply

                              10. FINAL PROVISIONS

10.1 The Agreement shall be in Vietnamese and English languages and all the documentation related hereto shall be in Vietnamese and English languages.

10.2 This Agreement is the completed and unique agreement between the parties. Some matters arising during the performance of this Agreement may be amended or supplemented or replaced by an Annex to this Agreement with the consent of all parties and such addition shall become an integral part of this Agreement.

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GLOBAL STEVIA CORP.


Per: /s/ Tran Hong Phuong
    --------------------------------------
    Authorized Signatory
    Name: Tran Hong Phuong
    Title: CEO

PLANT RESOURCE CENTER


Per: /s/ authorized signatory
    --------------------------------------
    Authorized Signatory



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                                   SCHEDULE A

                               R&D SPECIFICATIONS








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